EXHIBIT 5
                                   ---------


                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                            ATTORNEYS AND COUNSELORS

                                 333 CLAY AVENUE
                                    SUITE 800
                            HOUSTON, TEXAS 77002-4086
                                  713-308-5500
                             TELECOPIER 713-308-5555

                                  July 31, 1996



Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027


Gentlemen:

    We have acted as counsel for Seitel, Inc. (the "Company") in connection with the registration statement on Form S-3 of the Company (the "Registration Statement"), being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of the offer for sale of up to 132,075 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") by the Selling Stockholders named in the Registration Statement.

    In the capacity as counsel for the Company, we have familiarized ourselves with the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion. Based upon our examination as aforesaid, we are of the opinion that the Shares have been validly issued, and are fully paid, and non-assessable.

    We are members of the Bar of the State of Texas and we do not express an opinion herein concerning any other law other than the laws of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                            Sincerely,

                                            GARDERE WYNNE SEWELL & RIGGS, L.L.P.

                                            /s/ William Mark Young

                                            William Mark Young

                                  Page 17 of 19